Contacts:	Carol K. Nelson, CEO Lars Johnson, CFO 425.339.5500 www.cascadebank.com	NEWS RELEASE

Cascade Financial Reports Second Quarter Results

Everett, WA – July 27, 2009 – Cascade Financial Corporation (NASDAQ: CASB), parent company of Cascade Bank, today reported financial results for the second quarter of 2009.  During the quarter, Cascade increased its provision for loan losses to $18.3 million and recorded a charge of $11.7 million against its goodwill based upon an impairment analysis.  As a result, Cascade reported a net operating loss, excluding the goodwill impairment charge, of $9.7 million and a net loss on a GAAP basis of $21.4 million.  The loss available for common stockholders, which adjusts for the dividends to the U.S. Treasury paid on preferred stock, was a loss of $21.9 million or $1.81 per diluted share, in the second quarter of 2009.  In the second quarter a year ago, Cascade earned $3.6 million, or $0.30 per diluted share.  The non-cash goodwill impairment represents the write-off of a portion of the goodwill recorded from a prior bank acquisition.  The goodwill impairment charge does not impact liquidity, operations, tangible capital or the Corporation’s regulatory capital ratios.

For the first six months of the year, net losses were $26.2 million and losses allocated to common shareholders were $27.2 million.  Losses per diluted share were $2.25, compared to earnings of $6.2 million, or $0.51 per diluted share in the first six months of 2008.  The loan loss provision for the first half of 2009 was $32.2 million versus $3.6 million in the first half of 2008.

“Like many other Northwest banks, the prolonged downturn in the residential real estate market has adversely impacted our loan portfolio and caused us to add to our reserve for loan losses,” stated Carol K. Nelson, President and CEO.  “The continued decline in the real estate market has resulted in an increase in nonperforming loans and charge-offs, primarily in the residential land development and construction portfolios.”  Nonperforming loans (NPLs) represented 9.33% of total loans, or $114.4 million, at June 30, 2009, compared to 4.05% or $50.6 million at the end of the preceding quarter and 2.68% or $32.0 million at June 30, 2008.

“While the residential market is seeing signs of stabilization according to the Northwest Multiple Listing Service, it is too early to predict that the market has bottomed out,” added Nelson.  “We continue to take a conservative posture in our provisioning for loan losses and have dedicated resources to aggressively execute our strategies to effectively reduce nonperforming loans.”

Items unique to second quarter results include:

•	A provision for loan losses of $18.3 million well in excess of Cascade’s historical averages.
•	Non-cash goodwill impairment charge of $11.7 million.
•	FDIC special assessment of $740,000.
•	Increased regular FDIC insurance premiums of $501,000, up 188% from second quarter 2008.

2Q09 Highlights:  (compared to 2Q08)

•	Deposit mix improved with total checking account balances representing 29% of total deposits versus 17%.
•	Total checking account balances increased 72%:
•	Personal checking account balances grew 89%.
•	Business checking account balances grew 58%.
•	Loan portfolio mix improved with a 24% reduction in real estate construction loans.
•	Total allowance for loan losses to total loans increased to 2.00%, up from 1.12%.
•	Tier 1 Capital Ratio improved to 9.10% from 8.41%.
•	Risk Weighted Capital Ratio increased to 12.60% from 10.45%.

Loan Portfolio

Total loans decreased by $24.4 million in the second quarter from the end of the previous quarter as Cascade reduced real estate construction concentrations.   However, total loans increased 3% or $31.6 million on a year-over-year basis to $1.23 billion as of June 30, 2009.  “Total loans outstanding declined for the quarter as payoffs and pay downs exceeded new

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Cascade Financial – 2Q09 Results
July 27, 2009

loan originations of $53.4 million for the second quarter,” said Lars Johnson, Chief Financial Officer.  “The slower loan growth was a function of targeted reduction in residential construction lending, slower loan demand due to economic factors, as well as increased loan charge-offs.  Cascade experienced strong growth in its residential mortgage portfolio as lower interest rates resulted in an active purchase and refinance market.”

Cascade has not engaged in the practice of subprime residential lending and the loan portfolio does not contain any such loans.

The following table shows the changes in the loan portfolio in each category:

LOANS ($ in 000's)	June 30, 2009	March 31, 2009	June 30, 2008	One Year Change
Business	$467,923	$477,220	$486,876	-4%
R/E construction	296,931	342,796	391,765	-24%
Commercial R/E	192,886	176,356	117,043	65%
Multifamily	91,554	96,758	63,905	43%
Home equity/consumer	30,919	30,567	29,250	6%
Residential	146,231	127,176	106,043	38%
Total loans	$1,226,444	$1,250,873	$1,194,882	3%

Construction loans outstanding decreased 24% to $297 million at June 30, 2009, compared to $392 million a year ago.  Commercial real estate loans increased 65% from year ago levels to $193 million and multifamily loans increased 43% from year ago levels to $91.6 million, both as a result of the reclassification of construction loans.  Business loans decreased 4% over the same period to $468 million.  Home equity and consumer loans increased 6% to $30.9 million, while residential loans grew 38% to $146 million.

Further details on changes during the second quarter are as follows:

	Balance at	Net new loans-	Reclassifi-	Transfers		Balance at
LOANS ($ in 000's)	06/30/2009	payments	cations	to REO	Charge-offs (1)	03/31/2009	Change
Business	$467,923	$(9,133)	$-	$-	$(164)	$477,220	-2%
R/E construction	296,931	(14,522)	(11,460)	(1,694)	(18,189)	342,796	-13%
Commercial R/E	192,886	5,429	11,101	-	-	176,356	9%
Multifamily	91,554	(2,969)	(2,235)	-	-	96,758	-5%
Home equity/consumer	30,919	534	-	-	(182)	30,567	1%
Residential	146,231	16,461	2,594	-	-	127,176	15%
Total loans	1,226,444	$(4,200)	$-	$(1,694)	$(18,535)	1,250,873	-2%
Deferred loan fees	(2,928)	180	(334)	-	-	(2,774)	6%
Allowance for loan losses	(24,490)	(18,300)	319	-	18,511	(25,020)	-2%
Loans, net	$1,199,026	$(22,320)	$(15)	$(1,694)	$(24)	$1,223,079	-2%

(1) Excludes negative now accounts totaling $76,000 and recoveries of $100,000

“The reduction in the construction loan portfolio was due to $14.5 million in net payoffs and $18.2 million in charge-offs, as well as $11.5 million of transfers as completed projects were moved to the commercial real estate and multifamily portfolios,” said Johnson. “Also, $1.7 million of nonperforming loans were converted to the Real Estate Owned (REO) category.”

Credit Quality

Nonperforming loans (NPLs) increased during the quarter to $114 million, or 9.33% of total loans, at June 30, 2009, compared to 4.05% three months earlier. Additions to nonperforming loans were $94.1 million for the quarter, which was comprised primarily of real estate construction credits in the form of land acquisition and development construction loans totaling $48.9 million and interest only land loans totaling $22.4 million.  Additionally commercial real estate loans totaling $12.7 million were placed on nonperforming status.  NPLs were $50.6 million at the end of the preceding quarter and $32.0 million at June 30, 2008.

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Cascade Financial – 2Q09 Results
July 27, 2009

The following table shows nonperforming loans versus total loans in each category:

	Balance at	Nonperforming	NPL as a %
LOAN PORTFOLIO ($ in 000's)	06/30/2009	Loans (NPL)	of Loans
Business	$467,923	$550	0.12%
R/E construction
Spec construction	81,169	20,244	24.94%
Land acquisition and development	134,082	60,084	44.81%
Land	37,146	20,095	54.10%
Multifamily construction	14,795	-	0.00%
Commercial construction	29,739	-	0.00%
Total R/E construction	296,931	100,423	33.82%
Commercial R/E	192,886	12,735	6.60%
Multifamily	91,554	250	0.27%
Home equity/consumer	30,919	216	0.70%
Residential	146,231	275	0.19%
Total	$1,226,444	$114,449	9.33%

The following table shows the migration of nonperforming loans through the portfolio in each category: (6/30/09 compared to 3/31/09)

		Additions	Paydowns	Charge-offs
	Balance at	during	during	during	Transfers	Balance at
NONPERFORMING LOANS ($ in 000's)	06/30/2009	quarter	quarter	quarter	to REO	03/31/2009
Business	$550	$43	$(59)	$(164)	$-	$730
R/E construction
Spec construction	20,244	9,090	(7,470)	(4,891)	(1,400)	24,915
Land acquisition and development	60,084	48,900	(1,596)	(3,401)	(294)	16,475
Land	20,095	22,435	(766)	(9,897)	-	8,323
Total R/E construction	100,423	80,425	(9,832)	(18,189)	(1,694)	49,713
Commercial R/E	12,735	12,735	-	-	-	-
Multifamily	250	250	-	-	-	-
Home equity/consumer	216	396	(2)	(182)	-	4
Residential	275	275	(155)	-	-	155
Total	$114,449	$94,124	$(10,048)	$(18,535)	$(1,694)	$50,602

“Despite increased levels of home sales in the Puget Sound Region in recent months, the housing market remains weak and continues to present challenges,” said Robert Disotell, Chief Credit Officer.  “We continue to build our allowance for loan losses with a year-to-date provision expense of $32.2 million compared to net charge-offs of $23.8 million.  The provision expense was $18.3 million during the second quarter compared to net charge-offs of $18.5 million.”  Net charge-offs were $5.3 million in the previous quarter and $448,000 in the second quarter a year ago.   At June 30, 2009, REO decreased to $7.9 million from $9.1 million at March 31, 2009.

The following table shows the change in REO during the quarter:

REO ($ in 000's)
Balance at 3/31/09	$9,082
Additions	1,700
Sales	(1,685)
Write-downs	(1,068)
Loss on sales	(157)
Balance at 6/30/09	$7,872

Nonperforming assets were 7.59% of total assets at June 30, 2009, compared to 3.60% at the end of the preceding quarter, and 2.07% a year ago.  The total allowance for loan losses, which includes a $72,000 allowance for off-balance sheet loan commitments, was $24.6 million at quarter-end, equal to 2.00% of total loans compared to 2.01% at March 31, 2009, and 1.12% as of June 30, 2008.

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Cascade Financial – 2Q09 Results
July 27, 2009

Loans delinquent 31-90 days totaled $23.7 million, or 1.93% of total loans at June 30, 2009, compared to $4.1 million, or 0.33% of total loans at March 31, 2009 and $2.9 million, or 0.24% of total loans at June 30, 2008.  The bank had two loans totaling $10.0 million at June 30, 2009, that were 90 days or more past due and still accruing interest.  Both loans are in the process of being assumed by qualified borrowers.

Deposit Growth

Total deposits were $1.00 billion at June 30, 2009, compared to $991 million a year ago.  Total checking account balances were up $13.7 million, or 5% from the prior quarter and up $120 million, or 72% compared to a year ago.  “The increase in core low-cost deposits has lowered our funding costs.  Further, it demonstrates the effectiveness of our strong sales culture and continued success of our High Performance Checking program,” said Nelson.  Personal checking account balances grew by 89% or $68.7 million over the last twelve months and business checking balances grew 58% or $51.3 million during the same time period.  The growth in business checking balances resulted from a combination of new accounts, higher business escrow account balances and the movement of $40.0 million of public funds previously in money market accounts and CDs into insured checking accounts.  CD’s were down $24.5 million during the second quarter but were up $98.9 million on a year-over-year basis.  Brokered CDs were down $42.0 million at the quarter end to $190 million.  Public CDs fell by $5.6 million during the quarter as Cascade met the new deposit collateralization requirements for Washington State public funds.

The following table shows deposits in each category:  (6/30/09 compared to 3/31/09 and 6/30/08)

DEPOSITS ($ in 000's)	June 30, 2009	March 31, 2009	June 30, 2008	One Year Change
Personal checking accounts	$146,310	$129,549	$77,591	89%
Business checking accounts	140,345	143,430	89,071	58%
Total checking accounts	286,655	272,979	166,662	72%
Savings and MMDA	132,704	135,917	340,911	-61%
CDs	581,937	606,467	482,988	20%
Total deposits	$1,001,296	$1,015,363	$990,561	1%

Total assets declined by $48.6 million in the second quarter from the end of the first quarter but grew by $63.1 million year-over-year to $1.61 billion at June 30, 2009.  The investment portfolio decreased by $6.4 million during the quarter to $278 million as the calls on Cascade’s securities exceeded new purchases.  Cascade sold its entire remaining investment in Fannie Mae and Freddie Mac preferred shares during the quarter at a net loss of $11,000.

Capital Management

Cascade remains well capitalized for regulatory purposes with a Tier 1 Capital Ratio of 9.10% and an estimated Risk Based Capital Ratio of 12.60% as of June 30, 2009.  Book value per common share was $7.89 at quarter-end, compared to $10.43 a year ago and tangible book value was $6.79 per common share at quarter-end, compared to $8.34 a year ago.  Cascade’s tangible capital to assets ratio was 5.15% at quarter-end compared to 6.60% twelve months earlier.

In June 2009, Cascade announced that it would temporarily suspend its regular quarterly cash dividend on common stock.  “While we are disappointed with the dividend suspension, we remain committed to building our banking franchise through focusing on customer needs, especially in these challenging times,” said Nelson.  “We expect to return to paying a quarterly cash dividend as soon as market conditions improve.”

Operating Results

Second quarter net interest income was down 5% to $10.8 million compared to $11.4 million for the second quarter of 2008, due primarily to the reversal of previously accrued interest on nonperforming loans.  Also impacting net interest income was the increase in nonperforming loans and a decline in the yield on the investment securities portfolio as the spread between agency rates and U.S. Treasury rates narrowed, precipitating calls by the issuers on the majority of our callable agency notes.

Total other income remained unchanged at $2.2 million for the quarter, compared to the second quarter a year ago.  A $12,000 fair value gain in the second quarter of 2009 represented the fair value adjustment of Cascade Capital Trust I, the Corporation’s $10.0 million par junior subordinated debentures payable.  In first quarter of 2009, Cascade recorded a fair value gain of $1.8 million of these securities and a $193,000 gain during the second quarter of 2008.

Total other expenses (excluding the goodwill impairment charge) were up 38% to $10.0 million in the second quarter of 2009, compared to $7.3 million in the same quarter last year.  The primary contributors to this increase were the $1.1 million REO write down, $740,000 FDIC special assessment (based upon five basis points of total assets, less Tier 1 capital as of June 30, 2009), higher legal expenses associated with loan workouts, and an increase in REO expense.

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Cascade Financial – 2Q09 Results
July 27, 2009

For the first six months of 2009, net interest income was $21.9 million, unchanged from the first six months of 2008.  Other income was $5.9 million for the first half of 2009 compared to $4.7 million in the first half of 2008, increasing primarily due to the $1.8 million fair value gain on junior subordinated debentures.  For the first half of the year, total other expenses excluding the goodwill impairment increased to $18.6 million compared to $14.2 million in the first half of 2008.  The increase was largely due to the jump in FDIC insurance, WPDPC assessment of $368,000, and REO expense.

The efficiency ratio excluding the goodwill charge was 76.6% in the second quarter of 2009 compared to 58.4% in the previous quarter and 53.1% in the second quarter a year ago.  For the first six months of 2009, the efficiency ratio was 66.9% compared to 53.4% in the first half of 2008.  This ratio was impacted by costs associated with REO, legal expenses, OTTI and the FDIC special assessment.

Net Interest Margin & Interest Rate Risk

Cascade’s net interest margin was 3.01% for the second quarter of 2009 compared to 3.03% in the immediate prior quarter and 3.17% for the second quarter a year ago.  “The drag from nonperforming loans, including the reversal of previously accrued interest, more than offset the reduction in our deposit costs.  As a result our net interest margin declined slightly during the second quarter compared to the previous quarter,” said Johnson.  “Our yield on earning assets declined by 20 basis points compared to the previous quarter, while the cost of interest-bearing liabilities decreased by 28 basis points.  This improvement in interest spread did not translate into an improved margin because earning assets were a smaller percentage of total assets due to the increase in nonperforming assets.”  For the first six months of 2009, the net interest margin was 3.02%, compared to 3.09% for the first six months of 2008.

The following table depicts Cascade’s yield on assets, its cost of funds and the resulting spread and margin:

	2Q09	1Q09	4Q08	3Q08	2Q08	1Q08	4Q07	3Q07	2Q07
Asset yield	5.63%	5.83%	6.07%	6.67%	6.31%	6.62%	7.20%	7.29%	7.30%
Liability cost	2.74%	3.02%	3.33%	3.44%	3.51%	4.03%	4.32%	4.42%	4.39%

Spread	2.89%	2.81%	2.74%	3.23%	2.80%	2.59%	2.88%	2.87%	2.91%
Margin	3.01%	3.03%	3.01%	3.52%	3.17%	3.02%	3.38%	3.37%	3.37%

Conference Call

Cascade’s management team will host a conference call on Tuesday, July 28, 2009, at 11:00 a.m. PDT (2:00 p.m. EDT).  Interested investors may listen to the call live or via replay at www.cascadebank.com under shareholder information.  Investment professionals are invited to dial (480) 629-9725, using access code 4098346 to participate in the live call.  A telephone replay of the call will be available for a month at (303) 590-3000, using access code 4098346.

KBW Community Bank Investor Conference Presentation

Cascade’s management team is scheduled to present at the Keefe, Bruyette & Woods 2009 Community Bank Conference in New York on Wednesday, July 29, 2009, at 7:00 a.m. PDT (10:00 a.m. EDT).  The live and archived presentation can be viewed at www.cascadebank.com or www.kbw.com.

About Cascade Financial

Established in 1916, Cascade Bank, the only operating subsidiary of Cascade Financial Corporation, is a state chartered commercial bank headquartered in Everett, Washington.  Cascade Bank has proudly served the Puget Sound region for over 90 years and operates 22 full service branches in Everett, Lynnwood, Marysville, Mukilteo, Shoreline, Smokey Point, Issaquah, Clearview, Woodinville, Lake Stevens, Bellevue, Snohomish, North Bend, Burlington and Edmonds.

In June 2009, Cascade was ranked #55 on the Seattle Times’ Northwest 100 list of public companies.  In April 2009, Cascade was ranked #5 on the Puget Sound Business Journal’s list of largest bank companies headquartered in the Puget Sound area. In September 2008, President and CEO Carol K. Nelson was named to U.S. Banker magazine’s list of “25 Women to Watch” in its annual ranking of the 25 Most Powerful Women in Banking and Finance.

Non-GAAP Financial Measures

This news release contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (GAAP).  These measures include tangible book value per share, efficiency ratio and tangible capital/assets ratio.  These measures should not be construed as a substitute for GAAP measures; they should be read and used in conjunction with Cascade’s GAAP financial information.  A reconciliation of the included non-GAAP financial measures to GAAP measures is included elsewhere in this release.

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Cascade Financial – 2Q09 Results
July 27, 2009

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Reform Act.  CASB’s actual results may differ materially from those included in the forward-looking statements.  Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “intend,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.”  These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; results of various investment activities; the effects of competitors’ pricing policies, of changes in laws and regulations on competition and of demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; the adoption by CASB of an FFIEC policy that provides guidance on the reporting of delinquent consumer loans and the timing of associated credit charge-offs for financial institution subsidiaries; and the resolution of legal proceedings and related matters.  In addition, the banking industry in general is subject to various monetary and fiscal policies and regulations, which include those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, and state regulators, whose policies and regulations could affect CASB’s results.  These statements are representative only on the date hereof, and CASB undertakes no obligation to update any forward-looking statements made.

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Cascade Financial – 2Q09 Results
July 27, 2009

BALANCE SHEET
(Dollars in thousands except per share amounts)	June 30, 2009	March 31, 2009	Three Month Change	June 30, 2008	One Year Change
(Unaudited)
ASSETS
Cash and due from banks	$13,976	$10,267	36%	$13,921	0%
Interest-bearing deposits/Fed funds sold	26,403	42,166	-37%	1,850	1327%

Securities available-for-sale	227,924	196,391	16%	123,630	84%
Federal Home Loan Bank (FHLB) stock	11,920	11,920	0%	11,920	0%
Securities held-to-maturity	38,243	76,195	-50%	137,065	-72%
Total securities	278,087	284,506	-2%	272,615	2%
Loans
Business	467,923	477,220	-2%	486,876	-4%
R/E construction	296,931	342,796	-13%	391,765	-24%
Commercial R/E	192,886	176,356	9%	117,043	65%
Multifamily	91,554	96,758	-5%	63,905	43%
Home equity/consumer	30,919	30,567	1%	29,250	6%
Residential	146,231	127,176	15%	106,043	38%
Total loans	1,226,444	1,250,873	-2%	1,194,882	3%
Deferred loan fees	(2,928)	(2,774)	NM	(3,471)	NM
Allowance for loan losses	(24,490)	(25,020)	NM	(13,318)	NM
Loans, net	1,199,026	1,223,079	-2%	1,178,093	2%
REO and other repossessed assets	7,872	9,082	-13%	25	NM
Premises and equipment	15,319	15,413	-1%	15,778	-3%
Bank owned life insurance	24,052	23,860	1%	23,133	4%
Deferred tax asset	7,167	11,984	-40%	2,585	177%
Other assets	25,486	13,938	83%	14,471	76%
Goodwill	12,885	24,585	-48%	24,585	-48%
Core deposit intangible, net	423	458	-8%	564	-25%
Total assets	$1,610,696	$1,659,338	-3%	$1,547,620	4%

LIABILITIES AND EQUITY
Liabilities:
Deposits
Personal checking accounts	$146,310	$129,549	13%	$77,591	89%
Business checking accounts	140,345	143,430	-2%	89,071	58%
Total checking accounts	286,655	272,979	5%	166,662	72%
Savings and money market accounts	132,704	135,917	-2%	340,911	-61%
Certificates of deposit	581,937	606,467	-4%	482,988	20%
Total deposits	1,001,296	1,015,363	-1%	990,561	1%
FHLB advances	239,000	249,000	-4%	250,000	-4%
Securities sold under agreement to repurchase	146,600	146,495	0%	120,641	22%
Federal Reserve borrowings	60,000	60,000	0%	25,000	140%
Other liabilities	7,307	8,129	-10%	9,381	-22%
Jr. Sub. Deb. (Trust Preferred Securities)	15,465	15,465	0%	15,465	0%
Jr. Sub. Deb. (Trust Preferred Securities), at fair value	8,708	8,720	0%	10,924	-20%
Total liabilities	1,478,376	1,503,172	-2%	1,421,972	4%

Stockholders equity:
Preferred stock	36,826	36,721	0%	-	NM
Common stock and paid in capital	41,054	41,027	0%	40,669	1%
Retained earnings	53,430	75,423	-29%	87,456	-39%
Warrants issued to US Treasury	2,389	2,389	0%	-	NM
Accumulated other comprehensive (loss) gain, net	(1,379)	606	-328%	(2,477)	NM
Total stockholder's equity	132,320	156,166	-15%	125,648	5%
Total liabilities and stockholder's equity	$1,610,696	$1,659,338	-3%	$1,547,620	4%

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Cascade Financial – 2Q09 Results
July 27, 2009

STATEMENT OF OPERATIONS
(Dollars in thousands except per share amounts)	Quarter Ended June 30, 2009	Quarter Ended March 31, 2009	Three Month Change	Quarter Ended June 30, 2008	One Year Change
(Unaudited)
Interest income	$20,215	$21,410	-6%	$22,793	-11%
Interest expense	9,392	10,291	-9%	11,348	-17%
Net interest income	10,823	11,119	-3%	11,445	-5%
Provision for loan losses	18,300	13,875	32%	1,200	1425%
Net interest (loss) income after provision for loan losses	(7,477)	(2,756)	NM	10,245	-173%
Other income:
Checking fees	1,270	1,112	14%	1,277	-1%
Service fees	286	249	15%	313	-9%
Bank owned life insurance	208	239	-13%	259	-20%
Gain on sales/calls of securities	226	118	92%	19	1089%
Gain on sale of loans	98	39	151%	45	118%
Fair value gains	12	1,790	-99%	193	-94%
Other	120	117	3%	111	8%
Total other income	2,220	3,664	-39%	2,217	0%

Total (loss) income	(5,257)	908	-679%	12,462	-142%
Other expenses:
Compensation expense	3,587	3,605	0%	3,609	-1%
Other operating expenses	3,942	3,351	18%	3,468	14%
FDIC insurance and WPDPC assessment	1,241	759	64%	174	613%
Loss on sale of real estate owned	1,225	54	2169%	-	NM
OTTI charge	-	858	NM	-	NM
Other expenses excluding goodwill impairment	9,995	8,627	16%	7,251	38%
Goodwill impairment	11,700	-	NM	-	NM
Total other expenses	21,695	8,627	151%	7,251	199%
Net (loss) income before (benefit) provision for income tax	(26,952)	(7,719)	NM	5,211	-617%
(Benefit) provision for income tax	(5,552)	(2,902)	NM	1,577	-452%

Net (loss) income	(21,400)	(4,817)	NM	3,634	-689%

Dividends/preferred stock	487	482	1%	-	NM

(Loss) income available for common stockholders	$(21,887)	$(5,299)	NM	$3,634	-702%

EARNINGS PER SHARE INFORMATION

Earnings per share, basic	$(1.81)	$(0.44)	NM	$0.30	-699%
Earnings per share, diluted	$(1.81)	$(0.44)	NM	$0.30	-705%

Weighted average number of shares outstanding
Basic	12,110,434	12,100,584		12,047,927
Diluted	12,110,434	12,100,584		12,162,848

(more)

Cascade Financial – 2Q09 Results
July 27, 2009

STATEMENT OF OPERATIONS	Six Months Ended	Six Months Ended	Six Month
(Dollars in thousands except per share amounts)	June 30, 2009	June 30, 2008	Change
(Unaudited)
Interest income	$41,626	$45,807	-9%
Interest expense	19,683	23,887	-18%
Net interest income	21,943	21,920	0%
Provision for loan losses	32,175	3,590	796%
Net interest (loss) income after provision for loan losses	(10,232)	18,330	-156%
Other income:
Checking fees	2,382	2,312	3%
Service fees	535	545	-2%
Bank owned life insurance	448	519	-14%
Gain on sales/calls of securities	344	483	-29%
Gain on sale of loans	138	83	66%
Fair value gains	1,802	498	262%
Other	236	231	2%
Total other income	5,885	4,671	26%

Total (loss) income	(4,347)	23,001	-119%
Other expenses:
Compensation expense	7,195	7,250	-1%
Other operating expenses	7,290	6,736	8%
FDIC insurance and WPDPC assessment	2,000	200	900%
Loss on sale of real estate owned	1,279	-	NM
OTTI charge	858	-	NM
Other expenses excluding goodwill impairment	18,622	14,186	31%
Goodwill impairment	11,700	-	NM
Total other expense	30,322	14,186	114%
Net (loss) income before (benefit) provision for income tax	(34,669)	8,815	-493%

(Benefit) provision for income tax	(8,452)	2,567	-429%

Net (loss) income	(26,217)	6,248	-520%

Dividends/preferred stock	969	-	NM

(Loss) income available for common stockholders	$(27,186)	$6,248	-535%

EARNINGS PER SHARE INFORMATION

Earnings per share, basic	$(2.25)	$0.52	-533%
Earnings per share, diluted	$(2.25)	$0.51	-538%

Weighted average number of shares outstanding
Basic	12,104,805	12,041,001
Diluted	12,104,805	12,185,563

(more)

Cascade Financial – 2Q09 Results
July 27, 2009

(Dollars in thousands except per share amounts)(Unaudited)
	Quarter Ended			Six Months Ended
PERFORMANCE MEASURES AND RATIOS	June 30, 2009	March 31, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Return on average equity	-60.08%	-17.01%	11.57%	-34.78%	10.01%
Return on average assets	-5.33%	-1.20%	0.96%	-3.26%	0.84%
Efficiency ratio	166.33%	58.36%	53.07%	108.96%	53.35%
Efficiency ratio (excluding goodwill charge)	76.63%	58.36%	53.07%	66.92%	53.35%
Net interest margin	3.01%	3.03%	3.17%	3.02%	3.09%

	Quarter Ended			Six Months Ended
AVERAGE BALANCES	June 30, 2009	March 31, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Average assets	$1,611,721	$1,634,314	$1,527,947	$1,622,955	$1,500,017
Average earning assets	1,440,316	1,490,698	1,453,058	1,465,368	1,425,119
Average total loans	1,247,475	1,259,331	1,173,781	1,253,370	1,151,896
Average deposits	986,945	973,214	968,873	980,118	948,187
Average equity (including preferred stock)	142,861	161,253	126,384	152,006	125,577
Average common equity (excluding preferred stock)	106,102	124,574	126,384	115,287	125,577
Average tangible common equity (excluding preferred stock)	92,776	99,511	101,219	96,125	100,392

EQUITY ANALYSIS	June 30, 2009	March 31, 2009	June 30, 2008
Total equity	$132,320	$156,166	$125,648
Less: preferred stock	36,826	36,721	-
Total common equity	95,494	119,445	125,648
Less: goodwill and intangibles	13,308	25,043	25,149
Tangible common equity	$82,186	$94,402	$100,499

Common stock outstanding	12,110,434	12,110,434	12,047,927
Book value per common share	$7.89	$9.86	$10.43
Tangible book value per common share	$6.79	$7.80	$8.34

(more)

Cascade Financial – 2Q09 Results
July 27, 2009

(Dollars in thousands except per share amounts)(Unaudited)

ASSET QUALITY	June 30, 2009	March 31, 2009	June 30, 2008
Nonperforming loans (NPLs)	$114,449	$50,602	$32,019
Nonperforming loans/total loans	9.33%	4.05%	2.68%
Real estate/repossessed assets owned	$7,872	$9,082	$25
Nonperforming assets	$122,321	$59,684	$32,044
Nonperforming assets/total assets	7.59%	3.60%	2.07%
Net loan charge-offs in the quarter	$18,512	$5,299	$448
Net charge-offs in the quarter/total loans	1.51%	0.42%	0.04%

Allowance for loan losses	$24,490	$25,020	$13,318
Plus: Allowance for off-balance sheet commitments	72	88	113
Total allowance for loan losses	$24,562	$25,108	$13,431
Total allowance for loan losses/total loans	2.00%	2.01%	1.12%
Total allowance for loan losses/nonperforming loans	21%	50%	42%

Capital/asset ratio (inc. jr. sub deb)	9.77%	10.92%	9.73%
Capital/asset ratio (Tier 1, inc. jr. sub deb)	9.10%	9.66%	8.41%
Tangible cap/asset ratio (ex. jr. sub deb and pref. stock)	5.15%	5.78%	6.60%
Risk based capital/risk weighted asset ratio	12.60%	13.02%	10.45%

	Quarter Ended
INTEREST SPREAD ANALYSIS	June 30, 2009	March 31, 2009	June 30, 2008
Yield on total loans	6.00%	6.11%	6.52%
Yield on investments	4.49%	5.12%	5.54%
Yield on earning assets	5.63%	5.83%	6.31%

Cost of deposits	1.62%	2.07%	2.74%
Cost of FHLB advances	4.33%	4.33%	4.30%
Cost of Federal Reserve borrowings	0.30%	0.28%	0.00%
Cost of securities sold under agreement to repurchase	5.74%	5.74%	4.62%
Cost of jr. sub. debentures	8.79%	8.28%	8.03%
Cost of interest-bearing liabilities	2.74%	3.02%	3.51%

Net interest spread	2.89%	2.81%	2.80%
Net interest margin	3.01%	3.03%	3.17%

(more)

Cascade Financial – 2Q09 Results
July 27, 2009

RECONCILIATION TO NON-GAAP FINANCIAL MEASURES*
(Dollars in thousands)	Quarter Ended			Six Months Ended
	June 30, 2009	March 31, 2009	June 30, 2008	June 30, 2009	June 30, 2008
AVERAGE TANGIBLE COMMON EQUITY
(Loss) income available for common stockholders	$(21,887)	$5,299	$3,634	$(27,186)	$6,248
Less goodwill impairment	(11,700)	-	-	(11,700)	-
(Loss) income available for common stockholders
excluding goodwill impairment	(10,187)	5,299	3,634	(15,486)	6,248

Average tangible common equity (excluding preferred stock)	92,776	99,511	101,219	96,125	100,392

EFFICIENCY RATIO
Net interest income	$10,823	$11,119	$11,445	$21,943	$21,920
Other income	2,220	3,664	2,217	5,885	4,671

Total income	13,043	14,783	13,662	27,828	26,591

Total other expenses	21,695	8,627	7,251	30,322	14,186

Efficiency ratio	166.33%	58.36%	53.07%	108.96%	53.35%

Total other expenses	21,695	8,627	7,251	30,322	14,186
Goodwill impairment	11,700	-	-	11,700	-

Total other expenses (excluding goodwill impairment)	9,995	8,627	7,251	18,622	14,186

Efficiency ratio (excluding goodwill impairment)	76.63%	58.36%	53.07%	66.92%	53.35%

TANGIBLE COMMON EQUITY RATIO
Total assets	$1,610,696	$1,659,338	$1,547,620
Less goodwill and intangibles	13,308	25,043	25,149

Total tangible assets	1,597,388	1,634,295	1,522,471
Tangible common equity	82,186	94,402	100,499

Tangible cap/asset ratio (ex jr,. Sub deb and pref stock)	5.15%	5.78%	6.60%

*Management believes that the presentation of non-GAAP results provides useful information to investors regarding the effects on the Company's reported results of operations.

Note:  Transmitted on GlobeNewswire at 2:28 p.m. PDT on July 27, 2009.